EXHIBIT 10.2
EPAM SYSTEMS, INC.
2015 LONG TERM INCENTIVE PLAN
FORM OF CHIEF EXECUTIVE OFFICER
NON-QUALIFIED STOCK OPTION AGREEMENT
1. Grant of Option. EPAM Systems, Inc., a Delaware corporation (the “Company”), hereby grants to «Grantee» (“Participant”), on «Date» (the “Grant Date”), an option (the “Option”) to purchase «Number of shares underlying option» shares of Common Stock (the “Shares”), at an exercise price of $«Fair Market Value of Share as of the Grant Date» per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference, and the terms and conditions of this Agreement. The Option is intended to be a Non-Qualified Stock Option, and is not intended to be an Incentive Stock Option. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.
2. Vesting Schedule. Subject to Section 5, one-fourth of this Option shall vest and become exercisable on March 15 of each of the first, second, third and fourth calendar years immediately following the Grant Date.
3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section 2 as modified by Section 5, if applicable, as follows:
(a)Right to Exercise.
(i) This Option may not be exercised for a fraction of a share.
(ii) In no event may this Option be exercised after the tenth anniversary of the Grant Date (the “Expiration Date”).
(b)Method of Exercise.
(i) The Participant (or his or her representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 4); provided that (x) any required regulatory filings, including, without limitation, any filings that may be required pursuant to the Hart-Scott-Rodino Act in connection with the exercise of any vested and exercisable portion of the Option have been timely filed and any required waiting period under the Hart-Scott-Rodino Act has expired or been terminated or (y) the exercise of the vested and exercisable portion of the Option does not require any such regulatory filings.
(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for income tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
(iii) If any vested and exercisable portion of the Option is unexercised as of the Expiration Date, the Shares underlying such portion of the Option less the number of Shares having an aggregate Fair Market Value as of the Expiration Date equal to the Payment Amount shall be delivered to the Participant as soon as practicable after the Expiration Date; provided that (x) any required regulatory filings, including, without limitation, any filings that may be required pursuant to the Hart-Scott-Rodino Act in connection with the exercise of any vested and exercisable portion of the Option have been timely filed and any required waiting period under the Hart-Scott-Rodino Act has expired or been terminated or (y) the exercise of the vested and exercisable portion of the Option does not require any such regulatory filings; and provided further that the Option shall not be so exercised if the Exercise Price equals or exceeds the Fair Market Value of a Share on the Expiration Date.
4. Method of Payment. Payment of the aggregate Exercise Price and any required withholding for Tax-Related Items, as defined in Section 8 (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:
(a) cash or check;
(b) cancellation of indebtedness;

(c) if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (x) transferring to the Company, effective as of the exercise date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount, (y) electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount
(d) if the Common Stock is listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the Payment Amount and in any event in accordance with applicable law;
(e) by any other method as may be approved by the Committee.
5. Termination of Service. Following the Participant’s Termination of Service, Participant (or his or her representative, devisee or heir, as applicable) may exercise the Option only as set forth in this Section 5.
(a) Death or Disability. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability before the Participant has completed at least two (2) years of service with the Company or any Affiliate, 50% of the portion of the Participant’s Option that is unvested as of the date of such termination (if any) shall become immediately vested (with any fractional portion of the Option that would otherwise vest as a result of such vesting acceleration event rounded up to the nearest whole Share), and the remaining unvested portion of the Option shall be forfeited without any payment to the Participant. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability on or after the date on which the Participant has completed at least two (2) years of service with the Company or any Affiliate, 100% of any unvested portion of the Option shall become immediately vested. Any portion of the Participant’s Option that is vested as of the date of the Participant’s Termination of Service due to death or Disability shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).
(b) For Cause.  In the event of the Participant’s Termination of Service for Cause (as defined below), the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.
“Cause” means the Company’s good faith determination of the Participant’s:
(i) willful material breach, or habitual neglect of, the Participant’s duties or obligations in connection with the Participant’s employment or service;
(ii) having engaged in willful misconduct, gross negligence or a breach of fiduciary duty, or his or her willful material breach of his or her duties to the Company or under his or her Employment Agreement, if applicable, or of any Company policies;
(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;
(iv) unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company; or
(v) the commission of an act of fraud, embezzlement or material misappropriation, in each case, against the Company or any Affiliate;
provided that, in the case of clauses (i) and (ii) above, the Company shall provide the Participant with written notice specifying the circumstances alleged to constitute Cause, and, if possible, the Participant shall have 30 days following receipt of such notice to cure such circumstances.
(c) For Any Other Reason. In the event of the Participant’s Termination of Service at any time under circumstances not described in Sections 5(a) or 5(b) herein or Section 11(b) of the Plan, any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant, and any vested portion of the Option shall remain exercisable until the earlier of (x) 90 days following such termination and (y) the Expiration Date, unless the Committee in its sole discretion determines that the Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

For purposes of Section 11(b) of the Plan, “Good Reason” means “Good Reason” as defined in the Participant’s Employment Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent:
(i) a reduction in the Participant’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company;
(ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s principal place of employment or service; or
(iii) a material reduction in the Participant’s title, duties, responsibilities or authority;
provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 30-day period.
6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than (i) by will or by the laws of descent or distribution or (ii) pursuant to an award transfer program adopted by the Company and in accordance with such procedures as the Committee (in its discretion) may specify with respect to the administration and operation of such program. This Option may be exercised during the lifetime of the Participant only by him or her or a valid transferee (which shall include specifically any financial institution, or other entity approved by the Company). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant and in order to effect a valid transfer, the transferee (which shall include specifically any financial institution, or other entity approved by the Company) shall execute an agreement reflecting such terms and conditions that the Committee deems necessary to facilitate such transfer.
7. Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer;
(ii)withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or
(iii)any other method of withholding determined by the Company and, to the extent required by applicable laws or the Plan, approved by the Committee.
(c)The Company or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates, in the jurisdictions applicable to the Participant. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, the Participant may be entitled to a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent), or if not refunded by the Company or the Employer, the Participant must seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in the form of a refund.
(d)Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
8. Miscellaneous Provisions.
(a)Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below, and a delivery receipt and read receipt are made part of the message. E-mail delivery will be deemed to occur when the send receives confirmation that such message has been received and read by the recipient.
if to the Company, to:
EPAM Systems, Inc.
41 University Drive
Newtown, Pennsylvania 18940
Attention: General Counsel
Facsimile: 267-759-8989
if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
(b)Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of this Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail. The Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.
(c)Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(e)Severability. If any provision of this Agreement shall be declared by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.

(f)Dispute Resolution. If any dispute arising out of or relating to this Agreement or the Plan, or the breach thereof, cannot be settled through negotiation, the parties agree first to try in good faith to settle such dispute by mediation.  If the parties fail to settle such dispute within 30 days after the commencement of such mediation, such dispute shall be settled by arbitration conducted in the state of Pennsylvania and judgment on the arbitral award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EPAM SYSTEMS, INC.

By:
Name:
Title:

Participant